SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of earliest event
  reported:  September 22, 1995


                         INFINITY BROADCASTING CORPORATION
           ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Delaware           0-14702               13-2766282
           ------------------------------------------------------------
           (State of        (Commission File Number)  (IRS Employer
           Incorporation)                             Identification No.)



             600 Madison Avenue, New York, New York      10022
           ------------------------------------------------------------
           (Address of principal                        (Zip Code)
            executive offices)



                                 (212) 750-6400
                         -------------------------------
                         (Registrant's telephone number)

Item 5.   Other Events.
          ------------


          On September 22, 1995, Infinity Broadcasting Corporation (the "Company") and several of its wholly-owned subsidiaries entered into an agreement to acquire seven radio stations located in Dallas, San Francisco, Detroit and Seattle from various entities affiliated with Alliance Broadcasting, L.P. for $275 million, including working capital of at least $10 million (the "Alliance Acquisition"). The radio stations are KYNG-FM and KSNN-FM in Dallas, KFRC-FM, KFRC-AM and KYCY-FM in San Francisco, WYCD-FM in Detroit and KYCW-FM in Seattle.

          The consummation of the Alliance Acquisition is subject to certain conditions, including approval of the Federal Communications Commission (the "Commission"), which will require the Company to obtain temporary divestiture waivers by the Commission of certain regulations limiting the number of radio stations that may be owned or controlled by one entity both nationally and in a particular market.


Item 7.   Financial Statements and Exhibits.
          ---------------------------------


(a)  Financial Statements of Business Acquired.

          Reference is made to the financial statements, the report thereon and the notes thereto commencing on page F-1 of this Current Report on Form 8-K, which financial statements, report and notes are incorporated herein by reference.

(b)  Pro Forma Financial Information.

          Reference is made to the unaudited pro forma combined financial statements and the notes thereto contained in the Company's Registration Statement on Form S-3 (Registration No. 33-62711) under the heading "Pro Forma Combined Financial Statements," which pro forma combined financial statements and notes are incorporated herein by reference.

(c)  Exhibits.


Exhibit
Number                   Description of Exhibit
- -------                  ----------------------


2(a) Purchase Agreement, dated September 22, 1995, among each of the entities identified in Schedule 1.0(a) thereto, Alliance Broadcasting, L.P., each of the entities identified on Schedule 1.0(b) thereto, Infinity Broadcasting Corporation of Los Angeles and Infinity Broadcasting Corporation, including a list of omitted schedules and an undertaking by the Company to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon request.

23(a)          Consent of Price Waterhouse LLP.

                                    SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              INFINITY BROADCASTING CORPORATION




Dated: September 27, 1995     By  /s/ Farid Suleman
                                  ----------------------
                                  Farid Suleman
                                   Vice President-Finance
                                   and Chief Financial
                                   Officer

                                INDEX TO FINANCIAL STATEMENTS
                                                                                         PAGE
                                                                                         ----

ALLIANCE BROADCASTING, LP CONSOLIDATED FINANCIAL STATEMENTS

  Report of Independent Accountants...................................................   F-2

  Consolidated Balance Sheet as of December 31, 1993 and 1994 and as of June 30, 1995
    (unaudited).......................................................................   F-3

  Consolidated Statement of Operations for the three years ended
    December 31, 1994 and for the six months ended June 30, 1994 and 1995
    (unaudited).......................................................................   F-4

  Consolidated Statement of Partners' Capital for the three years ended
    December 31, 1994.................................................................   F-5

  Consolidated Statement of Cash Flows for the three years ended
    December 31, 1994 and for the six months ended June 30, 1994 and 1995
    (unaudited).......................................................................   F-8

  Notes to Consolidated Financial Statements..........................................   F-9

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Alliance Broadcasting, L.P.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of partners' capital and of cash flows present fairly, in all material respects, the financial position of Alliance Broadcasting, L.P. (Alliance) and its subsidiaries at December 31, 1993 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Alliance's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
San Francisco, California
March 28, 1995

                          ALLIANCE BROADCASTING, L.P.
                           CONSOLIDATED BALANCE SHEET

                                                              DECEMBER 31,            JUNE 30,
                                                       --------------------------    -----------
                                                          1993           1994           1995
                                                       -----------    -----------    -----------
                                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash..............................................   $ 1,848,000    $ 1,511,000    $ 1,004,000
  Accounts receivable, less allowance for doubtful
    accounts of $128,000, $266,000 and
    $337,000(unaudited).............................     3,807,000      8,410,000      9,310,000
  Prepaid expenses and other........................       221,000        574,000        797,000
                                                       -----------    -----------    -----------
      Total current assets..........................     5,876,000     10,495,000     11,111,000
Property and equipment, net.........................     5,789,000      6,884,000      6,876,000
Intangible and other assets, net....................    41,937,000     71,002,000     68,384,000
                                                       -----------    -----------    -----------
      Total assets..................................   $53,602,000    $88,381,000    $86,371,000
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable..................................   $ 1,018,000    $ 2,170,000    $ 2,850,000
  Accrued expenses..................................       710,000      1,677,000      1,293,000
  Current portion of capital lease obligations......        81,000         93,000        118,000
  Current portion of note payable...................       --           2,000,000      6,500,000
                                                       -----------    -----------    -----------
      Total current liabilities.....................     1,809,000      5,940,000     10,761,000
Capital lease obligations, less current portion.....       109,000        230,000        495,000
Note payable, less current portion..................    25,000,000     58,000,000     54,500,000
                                                       -----------    -----------    -----------
      Total liabilities.............................    26,918,000     64,170,000     65,756,000
                                                       -----------    -----------    -----------
Commitments (Notes 5, 6 and 7)
Partners' capital:
  General partner...................................       --             --             --
  Class A limited partners..........................    26,684,000     19,001,000     15,918,000
  Class B limited partners, net of deferred
    contribution
    receivable of $2,539,000, $2,539,000 and
    $3,956,500 (unaudited)..........................       --             --             --
  Class D limited partners..........................       --           5,210,000      4,697,000
                                                       -----------    -----------    -----------
      Total partners' capital.......................    26,684,000     24,211,000     20,615,000
                                                       -----------    -----------    -----------
      Total liabilities and partners' capital.......   $53,602,000    $88,381,000    $86,371,000
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

   The accompanying notes are an integral part of these financial statements.

                          ALLIANCE BROADCASTING, L.P.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                     YEAR ENDED DECEMBER 31,              SIX MONTHS ENDED JUNE 30,
                            -----------------------------------------    ---------------------------
                               1992           1993           1994           1994            1995
                            -----------    -----------    -----------    -----------    ------------
                                                                                 (UNAUDITED)
REVENUE
  Gross revenue..........   $ 6,010,000    $13,356,000    $33,288,000    $13,293,000    $ 22,399,000
  Less--agency
    commissions..........      (920,000)    (2,143,000)    (5,641,000)    (2,196,000)     (3,733,000)
                            -----------    -----------    -----------    -----------    ------------
      Net revenue........     5,090,000     11,213,000     27,647,000     11,097,000      18,666,000
                            -----------    -----------    -----------    -----------    ------------
STATION OPERATING COSTS
AND EXPENSES.............    (6,675,500)   (12,684,700)   (24,113,000)   (10,844,000)    (14,691,000)
TIME BROKERAGE FEES......      (262,500)      (807,300)      (495,000)      (495,000)        --
DEPRECIATION AND
AMORTIZATION.............    (1,331,000)    (2,744,000)    (5,426,000)    (1,693,000)     (3,452,000)
CORPORATE GENERAL AND
ADMINISTRATIVE EXPENSES..      (844,000)    (1,366,000)    (1,789,000)      (739,000)       (843,000)
OTHER INCOME (EXPENSE)
  Interest and other
    expense..............       (78,000)      (981,000)    (4,395,000)    (1,324,000)     (3,851,000)
  Class C Return.........      (657,000)      (454,000)       --             --              --
  Interest and other
    income...............       163,000        381,000        973,000        440,000         565,000
                            -----------    -----------    -----------    -----------    ------------
        Total other
          income
          (expense)......      (572,000)    (1,054,000)    (3,422,000)      (884,000)     (3,286,000)
                            -----------    -----------    -----------    -----------    ------------
      Net loss before
        extraordinary
        item.............    (4,595,000)    (7,443,000)    (7,598,000)    (3,558,000)     (3,606,000)
EXTRAORDINARY ITEM--
REFINANCING (NOTE 4).....       --             --          (1,491,000)    (1,491,000)        --
                            -----------    -----------    -----------    -----------    ------------
NET LOSS.................   $(4,595,000)   $(7,443,000)   $(9,089,000)   $(5,049,000)   $ (3,606,000)
                            -----------    -----------    -----------    -----------    ------------
                            -----------    -----------    -----------    -----------    ------------
NET LOSS PER PARTNERSHIP
  UNIT
  Net loss before
    extraordinary item...   $     (0.42)   $     (0.27)   $     (0.16)   $     (0.08)   $      (0.07)
  Extraordinary item-
    refinancing..........       --             --               (0.03)         (0.03)        --
                            -----------    -----------    -----------    -----------    ------------
  Net loss...............   $     (0.42)   $     (0.27)   $     (0.19)   $     (0.11)   $      (0.07)
                            -----------    -----------    -----------    -----------    ------------
                            -----------    -----------    -----------    -----------    ------------
NET LOSS ALLOCATION
  General partner........   $  (123,000)   $  (247,000)   $   (66,000)   $   (53,000)   $    (10,000)
  Limited partners.......    (4,472,000)    (7,196,000)    (9,023,000)    (4,996,000)     (3,596,000)

   The accompanying notes are an integral part of these financial statements.

                          ALLIANCE BROADCASTING, L.P.
                  CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL

                                                                                                                   CLASS D
                                                                    CLASS A LIMITED          CLASS B LIMITED       LIMITED
                                            GENERAL PARTNER            PARTNERS                  PARTNERS          PARTNERS
                                           -----------------    -----------------------    --------------------    -------
                                            UNITS    AMOUNT       UNITS       AMOUNT         UNITS    AMOUNT(1)     UNITS
                                           -------  --------    ----------  -----------    ---------  ---------    -------
Balance at December 31, 1991............    80,000  $ 26,000     7,700,000  $ 6,706,000      159,000  $  --          --
Capital contributions in connection with
  formation of Alliance Broadcasting
  Motown, L.P. .........................    72,000    72,000     6,978,000    6,978,000      144,000
Capital contributions in connection with
  formation of Armadillo Broadcasting,
L.P. ...................................    21,000    21,000     2,000,000    2,000,000       41,000
Capital contributions by Class B limited
partner and general partner.............     4,000     4,000                                 358,000
Net loss--initial allocation............             (46,000)                (4,440,000)               (109,000)
Reallocate Class B limited partner
  deficit to general partner and Class A
  limited partners......................             (77,000)                   (32,000)                109,000
                                           -------  --------    ----------  -----------    ---------  ---------    -------
Balance at December 31, 1992............   177,000  $  --       16,678,000  $11,212,000      702,000  $  --          --
                                           -------  --------    ----------  -----------    ---------  ---------    -------
                                           -------  --------    ----------  -----------    ---------  ---------    -------


                                            AMOUNT
                                          -----------
Balance at December 31, 1991............  $   --
Capital contributions in connection with
  formation of Alliance Broadcasting
  Motown, L.P. .........................
Capital contributions in connection with
  formation of Armadillo Broadcasting,
L.P. ...................................
Capital contributions by Class B limited
partner and general partner.............
Net loss--initial allocation............
Reallocate Class B limited partner
  deficit to general partner and Class A
  limited partners......................
                                          -----------
Balance at December 31, 1992............  $   --
                                          -----------
                                          -----------

- ------------
(1) Payment of the capital contributions related to the issuance of the Class B limited partnership units is deferred under the terms of the partnership agreement and is payable through recontribution of available cash flows, as defined, otherwise distributable to the Class B limited partner (Note 7).

   The accompanying notes are an integral part of these financial statements.

                           - continued on next page -

                          ALLIANCE BROADCASTING, L.P.
                  CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL

                                                                                                                       CLASS D
                                                                                                 CLASS B LIMITED       LIMITED
                                             GENERAL PARTNER      CLASS A LIMITED PARTNERS          PARTNERS           PARTNERS
                                           -------------------    ------------------------    ---------------------    ------
                                            UNITS     AMOUNT        UNITS        AMOUNT         UNITS     AMOUNT(1)    UNITS
                                           -------   ---------    ----------   -----------    ---------   ---------    ------
Balance at December 31, 1992............   177,000   $  --        16,678,000   $11,212,000      702,000   $  --          --
Additional capital contributions related
  to Alliance Broadcasting Motown,
  L.P...................................    10,000      10,000     1,000,000     1,000,000       42,000
Capital contributions in connection with
  formation of Alliance Broadcasting
  Holdings, Inc./ Alliance Broadcasting
  California, L.P. .....................   175,000     175,000    16,668,000    16,668,000      702,000
Additional capital contributions related
  to Armadillo Broadcasting, L.P. ......    53,000      53,000     5,000,000     5,000,000      211,000
Capital contributions by Class B limited
partner and general partner.............     9,000       9,000                                  882,000
Net loss--initial allocation............               (74,000)                 (7,067,000)                (302,000)
Reallocate Class B limited partner
  deficit to general partner and Class A
  limited partners......................              (173,000)                   (129,000)                 302,000
                                           -------   ---------    ----------   -----------    ---------   ---------    ------
Balance at December 31, 1993............   424,000   $  --        39,346,000   $26,684,000    2,539,000   $  --          --
                                           -------   ---------    ----------   -----------    ---------   ---------    ------
                                           -------   ---------    ----------   -----------    ---------   ---------    ------


                                            AMOUNT
                                          -----------
Balance at December 31, 1992............  $   --
Additional capital contributions related
  to Alliance Broadcasting Motown,
  L.P...................................
Capital contributions in connection with
  formation of Alliance Broadcasting
  Holdings, Inc./ Alliance Broadcasting
California, L.P. .......................
Additional capital contributions related
  to Armadillo Broadcasting, L.P. ......
Capital contributions by Class B limited
  partner and general partner...........
Net loss--initial allocation............
Reallocate Class B limited partner
  deficit to general partner and Class A
  limited partners......................
                                          -----------
Balance at December 31, 1993............  $   --
                                          -----------
                                          -----------

- ------------
(1) Payment of the capital contributions related to the issuance of the Class B limited partnership units is deferred under the terms of the partnership agreement and is payable through recontribution of available cash flows, as defined, otherwise distributable to the Class B limited partner (Note 7).

   The accompanying notes are an integral part of these financial statements.

                           - continued on next page -

                          ALLIANCE BROADCASTING, L.P.
                  CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL

                                                                                                                    CLASS D
                                                                                              CLASS B LIMITED       LIMITED
                                          GENERAL PARTNER      CLASS A LIMITED PARTNERS          PARTNERS           PARTNERS
                                         ------------------    ------------------------    ---------------------    ---------
                                          UNITS     AMOUNT       UNITS        AMOUNT         UNITS     AMOUNT(1)      UNITS
                                         -------   --------    ----------   -----------    ---------   ---------    ---------
Balance at December 31, 1993..........   424,000   $  --       39,346,000   $26,684,000    2,539,000   $  --           --
Capital contributions in connection
  with the formation of Alliance
  Broadcasting Cranwell, L.P. ........    28,000     28,000                                                         2,800,000
Capital contributions in connection
  with the formation of Alliance
  Broadcasting Rainier, L.P. .........     8,000      8,000                                                           750,000
Additional capital contributions to
  fund working capital requirements...    30,000     30,000                                                         3,000,000
Net loss--initial allocation..........              (91,000)                 (7,271,000)                (454,000)
Reallocate Class B limited partner and
  general partner deficits to Class A
  and Class D limited partners........               25,000                    (412,000)                 454,000
                                         -------   --------    ----------   -----------    ---------   ---------    ---------
Balance at December 31, 1994..........   490,000   $  --       39,346,000   $19,001,000    2,539,000   $  --        6,550,000
                                         -------   --------    ----------   -----------    ---------   ---------    ---------
                                         -------   --------    ----------   -----------    ---------   ---------    ---------


                                          AMOUNT
                                        -----------
Balance at December 31, 1993..........  $   --
Capital contributions in connection
  with the formation of Alliance
  Broadcasting Cranwell, L.P. ........    2,800,000
Capital contributions in connection
  with the formation of Alliance
  Broadcasting Rainier, L.P. .........      750,000
Additional capital contributions to
  fund working capital requirements...    3,000,000
Net loss--initial allocation..........   (1,273,000)
Reallocate Class B limited partner and
  general partner deficits to Class A
  and Class D limited partners........      (67,000)
                                        -----------
Balance at December 31, 1994..........  $ 5,210,000
                                        -----------
                                        -----------

- ------------
(1) Payment of the capital contributions related to the issuance of the Class B limited partnership units is deferred under the terms of the partnership agreement and is payable through recontribution of available cash flows, as defined, otherwise distributable to the Class B limited partner (Note 7).

   The accompanying notes are an integral part of these financial statements.

                          ALLIANCE BROADCASTING, L.P.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                            YEAR ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30
                                   ------------------------------------------    ------------------------------
                                      1992            1993           1994            1994             1995
                                   -----------    ------------    -----------    -------------    -------------

                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net loss.......................   $(4,595,000)   $ (7,443,000)   $(9,089,000)   $  (5,049,000)    $(3,606,000)
 Adjustments to reconcile net
 loss to net cash flows from
 operating activities:
   Depreciation and
    amortization................     1,331,000       2,744,000      5,426,000        1,693,000       3,452,000
   Accrued interest--note
    payable.....................        65,000         (65,000)       --              --               --
   Accrued Class C Return.......       657,000        (657,000)       --              --               --
   Extraordinary
    item--refinancing...........       --              --           1,491,000        1,491,000         --
 Change in other assets and
   liabilities:
   Accounts receivable, net.....    (1,571,000)     (2,202,000)    (4,603,000)      (2,320,000)       (900,000)
   Prepaid expenses and other
    current assets..............    (1,156,000)        943,000       (353,000)        (294,000)       (223,000)
   Accounts payable and accrued
    expenses....................       955,000         730,000      2,119,000           72,000         296,000
                                   -----------    ------------    -----------    -------------    -------------
     Net cash flows from
       operating activities.....    (4,314,000)     (5,950,000)    (5,009,000)      (4,407,000)       (981,000)
                                   -----------    ------------    -----------    -------------    -------------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Capital expenditures...........      (566,000)       (867,000)    (1,645,000)        (963,000)       (439,000)
 Acquisition of radio station
   assets and related costs.....    (5,441,000)    (31,642,000)   (31,466,000)     (31,349,000)        --
                                   -----------    ------------    -----------    -------------    -------------
     Net cash flows from
       investing activities.....    (6,007,000)    (32,509,000)   (33,111,000)     (32,312,000)       (439,000)
                                   -----------    ------------    -----------    -------------    -------------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Capital contributions..........     9,075,000      22,915,000      6,616,000        6,618,000          10,000
 Reduction of other long-term
   obligation...................      (134,000)        --             --              --               --
 Proceeds from note payable, net
   of deferred financing
   costs........................       --           23,210,000     56,217,000       56,386,000       1,000,000
 Principal payments of note
   payable......................       --             (700,000)   (25,000,000)     (25,000,000)        --
 Retirement of Class C
   partnership unit.............       --           (7,300,000)       --              --               --
 Payments of capital lease
   obligations..................       --              (34,000)       (50,000)         (28,000)        (97,000)
                                   -----------    ------------    -----------    -------------    -------------
     Net cash flows from
       financing activities.....     8,941,000      38,091,000     37,783,000       37,976,000         913,000
                                   -----------    ------------    -----------    -------------    -------------
     Net change in cash.........    (1,380,000)       (368,000)      (337,000)       1,257,000        (507,000)
Cash at beginning of year.......     3,596,000       2,216,000      1,848,000        1,848,000       1,511,000
                                   -----------    ------------    -----------    -------------    -------------
Cash at end of year.............   $ 2,216,000    $  1,848,000    $ 1,511,000        3,105,000       1,004,000
                                   -----------    ------------    -----------    -------------    -------------
                                   -----------    ------------    -----------    -------------    -------------
SUPPLEMENTAL CASH FLOW
 DISCLOSURES
 Interest paid during year......   $    13,000    $    452,000    $ 3,381,000    $     640,000     $ 3,267,000
                                   -----------    ------------    -----------    -------------    -------------
                                   -----------    ------------    -----------    -------------    -------------
 Payment of Class C Return
   during year..................   $   --         $  1,111,000    $   --         $    --           $   --
                                   -----------    ------------    -----------    -------------    -------------
                                   -----------    ------------    -----------    -------------    -------------
 Noncash transactions:
   Acquisition of property and
     equipment through capital
     lease obligations..........   $   139,000    $     85,000    $   183,000    $    --           $   387,000
                                   -----------    ------------    -----------    -------------    -------------
                                   -----------    ------------    -----------    -------------    -------------

   The accompanying notes are an integral part of these financial statements.

                          ALLIANCE BROADCASTING, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE PARTNERSHIP AND BUSINESS OF ALLIANCE BROADCASTING, L.P.

ORGANIZATION

    Alliance Broadcasting, L.P. (Alliance) was formed as a limited partnership in January 1990 for the purpose of acquiring, developing and operating broadcast radio stations either directly or through its subsidiaries. Its general partner is Alliance Broadcasting, Inc., a corporation owned by John Hayes. Its Class A and Class D limited partners are GS Alliance Partners, L. P. and Odyssey Partners, L. P. and the Class B limited partners are John Hayes and certain Alliance employees (Note 7). Alliance's initial term expires in November 2003. However, the partnership agreement, as amended, provides for the term to be extended to 2005 under certain circumstances.

MEMBERS OF CONSOLIDATED GROUP

    The consolidated financial statements include the accounts of Alliance and its subsidiaries. The broadcast subsidiaries described below each have a subsidiary which owns the related FCC broadcast license (Note 5). All material intercompany and interpartnership transactions have been eliminated in consolidation. Alliance's subsidiaries include the following corporations and limited partnerships (Alliance and such subsidiaries are collectively referred to as the Group or Company):

    Alliance Broadcasting Management, Inc. (ABMI) --ABMI is a corporation which is wholly owned by Alliance. ABMI has a 1% general partnership interest in each of the limited partnerships described below.

    Alliance Broadcasting Dallas, L.P. (Dallas) --Dallas was formed as a limited partnership for the purpose of acquiring from Group W Radio, Inc. (Group W) and GWR Equity Holding, Inc. (GWR) the broadcast license and certain fixed assets of a Dallas, Texas radio station. Alliance has a 99% Class A limited partnership interest in Dallas and GWR had a Class C limited partnership interest which was retired in August 1993 prior to its scheduled maturity. The gain realized on the prepayment was not material. Dallas' term is until December 2009. In December 1991, Dallas acquired the radio station assets and a covenant not to compete for $3,000,000 in cash and the issuance of a note payable of $700,000 and Class C partnership unit of $7,300,000. The purchase price was allocated to the assets acquired based upon their relative fair values as follows: property and equipment--$786,000; noncompete agreement--$1,513,000; broadcast license--$8,000,000. The excess of the purchase price over the fair value of the assets acquired of $701,000 was recorded as goodwill (Note 4). This radio station operates under the call letters "KYNG-FM." During 1993, the note payable was repaid and the Class C partnership unit was retired.

    Alliance Broadcasting Motown, L.P. (Motown) --Motown was formed as a limited partnership for the purpose of acquiring the broadcast license and certain fixed assets of a Detroit, Michigan radio station. Alliance has a 99% Class A limited partnership interest in Motown. Motown's term is the earlier of the expiration of the term of Alliance or December 2009. In September 1992, Motown acquired the radio station assets for $4,550,000 in cash. The purchase price was allocated to the assets acquired based upon their relative fair values as follows: property and equipment--$993,000; broadcast license--$3,557,000. This radio station operates under the call letters "WYCD-FM."

    Armadillo Broadcasting, L.P. (Armadillo) --Armadillo was formed as a limited partnership for the purpose of operating a radio station located in Arlington, Texas pursuant to the terms of a time

                          ALLIANCE BROADCASTING, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. THE PARTNERSHIP AND BUSINESS OF ALLIANCE BROADCASTING, L.P.--(CONTINUED) brokerage agreement. Alliance has a 99% Class A limited partnership interest in Armadillo. Armadillo's term is the earlier of the expiration of the term of Alliance or December 2009.

    Under the terms of the time brokerage agreement, Armadillo purchased broadcast airtime of the station during the term of the agreement and the agreement included an option whereby Armadillo could purchase the operating assets of the station. In October 1993, Armadillo purchased the broadcast license and certain fixed assets of this radio station for $11,000,000 in cash and the time brokerage agreement was terminated. The purchase price was initially allocated to the assets acquired based upon their estimated relative fair values as follows: property and equipment--$938,000; broadcast license-- $10,000,000; goodwill--$62,000. During 1994, the allocation was revised whereby property and equipment was reduced by $676,000, broadcast license increased by $738,000 and goodwill decreased by $62,000. This radio station operates under the call letters "KSNN-FM."

    Alliance Broadcasting California, L.P. (ABC) --ABC was formed as a limited partnership for the purpose of acquiring the broadcast license and certain fixed assets of a radio station located in San Francisco, California. ABC's term is the earlier of the expiration of Alliance or December 2013. Alliance has a 99% Class A limited partnership interest in ABC. In August 1993, ABC acquired the radio station assets and a covenant not to compete for $8,950,000 in cash. The purchase price was allocated to the assets acquired based upon their relative fair values as follows: property and equipment--$1,033,000; noncompete agreement--$950,000; broadcast license--$6,800,000. The excess of the purchase price over the fair value of the assets acquired of $167,000 was recorded as goodwill (Note 4). This radio station operates under the call letters "KFRC-AM."

    Alliance Broadcasting Holdings, Inc. (ABH) --ABH, a wholly owned subsidiary of Alliance and a corporation, acquired the capital stock of an unrelated corporation which owned and operated a San Francisco, California radio station in August 1993 for $11,200,000 in cash. The purchase price was allocated to the assets acquired based upon their relative fair values as follows: property and equipment--$1,190,000; noncompete agreement--$1,200,000; broadcast license--$8,200,000. The excess of the purchase price over the fair value of the assets acquired of $610,000 was recorded as goodwill (Note 4). This radio station operates under the call letters "KFRC-FM."

    Alliance Broadcasting Rainier, L.P. (Rainier) --Rainier was formed as a limited partnership for the purpose of acquiring the broadcast license and certain fixed assets of a radio station located in Seattle, Washington. Alliance has a 99% Class A limited partnership interest in Rainier. Rainier's term is the earlier of the expiration of the term of Alliance or December 2013. In June 1994, Rainier acquired the radio station assets for $11,950,000 in cash. The purchase price was allocated to the assets acquired based upon their relative fair values as follows: property and equipment--$789,000; broadcast license--$11,161,000. This radio station operates under the call letters "KYCW-FM."

    Alliance Broadcasting Cranwell, L.P. (Cranwell) --Cranwell was formed as a limited partnership for the purpose of operating a radio station located in San Francisco, California pursuant to the terms of a time brokerage agreement. Alliance has a 99% Class A limited partnership interest in Cranwell. Cranwell's term is the earlier of the expiration of the term of Alliance or December 2013.

    Under the terms of the time brokerage agreement, Cranwell purchased broadcast airtime during the term of the agreement and the agreement included an option whereby Cranwell could purchase the operating assets of the station. In June 1994, Cranwell acquired the radio station assets for $18,000,000 in cash. Alliance acquired only the broadcast license and certain other assets and did not acquire an on-

                          ALLIANCE BROADCASTING, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. THE PARTNERSHIP AND BUSINESS OF ALLIANCE BROADCASTING, L.P.--(CONTINUED) going business. Therefore, the pro forma information below excludes this station. The purchase price was allocated to the assets acquired based upon their relative fair values as follows: property and equipment--$234,000; broadcast license--$17,766,000. This radio station operates under the call letters "KYCY-FM."

UNAUDITED PRO FORMA DATA

    Unaudited pro forma data for the on-going businesses acquired assuming the above acquisitions had occurred in the year immediately preceding the acquisition date and the beginning of the year of the acquisition date for the three years ended December 31, 1994 is as follows:

                                                               YEAR ENDED DECEMBER 31,
                                                     -------------------------------------------
                                                         1992            1993           1994
                                                     ------------    ------------    -----------
Net revenue.......................................   $ 13,162,000    $ 18,337,000    $28,544,000
Net loss before extraordinary item................    (12,530,000)    (14,036,000)    (9,604,000)
Pro forma net loss per partnership unit before
  extraordinary item..............................           (.31)           (.33)          (.20)
Pro forma partnership units outstanding...........     41,068,000      42,205,000     47,987,000

    On September 22, 1995, a Purchase Agreement was executed between Infinity Broadcasting Corporation and Alliance, whereby Infinity Broadcasting Corporation will acquire radio stations KYNG-FM and KSNN-FM in Dallas, KFRC-FM, KFRC-AM, and KYCY-FM in San Francisco, WYCD-FM in Detroit and KYCW-FM in Seattle for $275 million, including working capital of at least $10 million, at a closing date contingent upon, among other things, approval by the Federal Communications Commission.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL DATA

    The interim financial data is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results for the six-month period ended June 30, 1995 are not necessarily indicative of future financial results.

REVENUE RECOGNITION

    Broadcast operations derive revenue from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the related programs and commercial announcements are broadcast.

BARTER TRANSACTIONS

    Barter transactions are arrangements under which the stations provide commercial air time in exchange for merchandise and services. These transactions are recorded at the estimated fair value of the merchandise or services received. Revenue from barter transactions is recognized as income when advertisements are broadcast and merchandise or services received are charged to expense when used.

                          ALLIANCE BROADCASTING, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
Barter transactions, revenue and expense, were not material in any of the years in the three years ended December 31, 1994.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred and improvements that significantly extend the lives of assets are capitalized. Depreciation is provided using the straight-line method and the estimated useful lives of the related assets as follows:

Studio equipment..................................   5 years
Transmitter equipment.............................   7 years
Furniture and equipment...........................   7 years
Computer equipment and other......................   5 years
Automobiles.......................................   5 years
Leasehold improvements............................   Term of lease or 5 years

INTANGIBLE AND OTHER ASSETS

    Intangible and other assets are stated at cost and amortized using the straight-line method and the following estimated useful lives:

Broadcast licenses................................   25 years
Noncompete agreements.............................   Term of agreement
Organization costs................................   5 years
Goodwill..........................................   25 years
Deferred financing costs..........................   Term of loan

    Alliance evaluates intangible assets for potential impairment by analyzing the operating results, including related cash flows, trends and prospects of its subsidiaries, as well as comparing them to their competitors. Alliance also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential Federal Communications Commission (FCC) rules and regulations and any other events or circumstances which might indicate potential impairment. Based upon these evaluations, Alliance has determined that no impairment of recorded intangible assets has occurred.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Group to concentration of credit risk consist principally of accounts receivable and short-term investments. The Group's advertising time is purchased through advertising agencies by advertisers, in diversified industries, that are principally located in the metropolitan areas served by the radio stations. The Group performs ongoing credit evaluations of its customers. The Group maintains reserves for credit losses and such losses have generally been within management's expectations. No single advertising agency or advertiser accounted for a significant portion of the accounts receivable balance reflected in the consolidated balance sheet at December 31, 1993 and 1994. The Group invests excess cash in short-term liquid investments. The Group has not incurred losses related to these investments.

                          ALLIANCE BROADCASTING, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
STATEMENT OF CASH FLOWS

    For purposes of the statement of cash flows, the Group considers all financial instruments with an initial maturity of three months or less to be cash equivalents.

INCOME TAXES

    The individual partners are responsible for reporting of their share of the earnings and losses of each partnership in their respective income tax returns. Accordingly, no provision for income taxes has been made in these consolidated financial statements related to the earnings and losses of partnerships included in the Group.

    ABMI and ABH record income taxes under the liability method. No income tax benefit has been recorded in the consolidated financial statements related to ABMI's net loss since it is more likely than not that such tax benefit will not be realized. The net operating loss (NOL) carryover of ABMI at December 31, 1994 is not material.

    In connection with the stock acquisition by ABH, NOLs aggregating approximately $5,800,000 for federal and $2,500,000 for state income tax reporting purposes were acquired. At December 31, 1994, aggregate NOLs available for carryover related to ABH are approximately $6,400,000 for federal and $1,200,000 for state income tax reporting purposes. These NOLs expire at various dates from 1995 through 2009. The amount of any future NOL carryovers available to reduce taxable income in any one year is subject to statutory limitations based on a percentage of the purchase price for ABH and may be further limited should there be a cumulative change in ABH's stock ownership of more than 50% over a three year period. ABH has temporary differences that result from differences in asset cost basis for FCC licenses and amortization expense due to differences in amortization periods for certain other intangible assets. These differences arose primarily from the 1993 acquisition transaction and result in a gross deferred tax liability of approximately $3,300,000 at December 31, 1993 and 1994. This deferred tax liability is substantially offset by the acquired and post-acquisition NOLs.

NET LOSS PER PARTNERSHIP UNIT

    Net loss per partnership unit is computed using the weighted average number of units outstanding. The number of units used in the computation of net loss per partnership unit for the three years ended December 31, 1994 was 10,887,000 in 1992, 27,409,000 in 1993 and 47,900,000 in 1994 and for the six months ended
June 30, 1994 and 1995 was 46,892,000 and 48,925,000, respectively.

                          ALLIANCE BROADCASTING, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                   DECEMBER 31,
                                                             ------------------------
                                                                1993          1994
                                                             ----------    ----------
Land......................................................   $   --        $  101,000
Studio equipment..........................................    2,311,000     3,095,000
Transmitter equipment.....................................    2,424,000     2,583,000
Furniture and equipment...................................      520,000     1,192,000
Computer equipment and other..............................      489,000       701,000
Automobiles...............................................       94,000       139,000
Leasehold improvements....................................      675,000       974,000
Construction in progress..................................       97,000        --
                                                             ----------    ----------
                                                              6,610,000     8,785,000
Less--accumulated depreciation............................     (821,000)   (1,901,000)
                                                             ----------    ----------
                                                             $5,789,000    $6,884,000
                                                             ----------    ----------
                                                             ----------    ----------

    Depreciation expense was $243,000, $566,000 and $1,080,000 for the years ended December 31, 1992, 1993 and 1994, respectively. At December 31, 1993 and 1994, property and equipment included assets under capital leases of $236,000 and $419,000, respectively, with related accumulated amortization of $53,000 and $116,000, respectively.

4. INTANGIBLE AND OTHER ASSETS

    Intangible and other assets consist of the following:

                                                                 DECEMBER 31,
                                                          --------------------------
                                                             1993           1994
                                                          -----------    -----------
Broadcast licenses.....................................   $36,557,000    $66,161,000
Noncompete agreements..................................     3,663,000      3,663,000
Goodwill, organization costs and other.................     3,232,000      4,747,000
Deferred financing costs...............................     1,790,000      3,783,000
                                                          -----------    -----------
                                                           45,242,000     78,354,000
Less--accumulated amortization.........................    (3,305,000)    (7,352,000)
                                                          -----------    -----------
                                                          $41,937,000    $71,002,000
                                                          -----------    -----------
                                                          -----------    -----------

    Amortization expense was $1,088,000, $2,178,000 and $4,346,000 for the years ended December 31, 1992, 1993 and 1994, respectively.

    The broadcast licenses represent rights granted by the FCC which expire at seven year intervals from October 1996 through February 1998. The FCC licenses are renewable for subsequent seven year intervals. Management anticipates continued renewals of the FCC licenses and Alliance is amortizing the licenses over a period of 25 years as is industry practice. The noncompete agreements were obtained in connection with the acquisitions of radio stations and generally have terms not exceeding three years.

                          ALLIANCE BROADCASTING, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. INTANGIBLE AND OTHER ASSETS--(CONTINUED)
    Goodwill, organization costs and other are primarily composed of legal and other professional fees incurred in connection with the formation of Alliance and the acquisition of the radio station assets, including broadcast licenses.

    Deferred financing costs are primarily composed of loan origination fees and other professional fees incurred in connection with The Chase Manhattan Bank, N.A. (Chase) Credit Agreement described below (Note 5). In connection with the refinancing of the Company's debt in 1994 an extraordinary loss of $1,491,000 resulted. The extraordinary loss represents the unamortized portion of deferred financing costs associated with a previous note payable to Chase (deferred financing costs of $1,790,000, net of related accumulated amortization of $299,000).

5. FINANCING ARRANGEMENTS

CHASE CREDIT AGREEMENT (INITIAL)

    Alliance was party with Chase to a credit agreement dated August 12, 1993 (Credit Agreement) which provided for a revolving credit facility of up to $25,000,000.

    Borrowings under the Credit Agreement ($25,000,000 at December 31, 1993) bore interest, at the election of Alliance, at prime or LIBOR plus a stated percentage rate based on the type of loan selected by Alliance. The Credit Agreement required Alliance to maintain interest rate protection agreements on a notional amount of $15,000,000 in order to establish a fixed or maximum interest rate through August 1996. The maximum interest rate was 8% through August 1994, 9% through August 1995 and 11% through August 1996. Beginning with the quarter ended December 31, 1994, principal and interest was payable quarterly until maturity (August 1998). Borrowings under the Credit Agreement were secured by substantially all assets of the Group, including Alliance's ownership interest in its subsidiaries, including the license subsidiaries (see below), and guaranteed by its subsidiaries, including the license subsidiaries (see below).

    Under the Credit Agreement, each of Alliance's broadcast subsidiaries was required to establish a license subsidiary and to contribute its respective FCC broadcast license to the license subsidiary.

    The amounts outstanding under the Credit Agreement were repaid prior to maturity in connection with the refinancing described below. A loss was recorded in connection with the refinancing (Note 4).

CHASE CREDIT AGREEMENT (AMENDED)

    On June 16, 1994, Alliance executed an amended and restated credit agreement with Chase and other syndicate banks (Amended Credit Agreement) which provides for a term loan of $50,000,000 and a revolving credit facility of $20,000,000 as described below. The Amended Credit Agreement was amended effective December 31, 1994, to modify certain financial covenant requirements.

    Borrowings under the Amended Credit Agreement ($50,000,000 term loan and $10,000,000 revolving credit facility at December 31, 1994) bear interest, at the election of Alliance, at prime or LIBOR plus a stated percentage rate based on the type of loan selected by Alliance and are secured by substantially all assets of the Group, including Alliance's ownership interest in its subsidiaries, including the license subsidiaries, and guaranteed by its subsidiaries, including the license subsidiaries. The Amended Credit Agreement provides for an interest rate ceiling on up to $45,000,000 through

                          ALLIANCE BROADCASTING, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5. FINANCING ARRANGEMENTS--(CONTINUED)
August 1996. The maximum interest rate is 8% through August 1994, 9% through August 1995 and 11% through August 1996 on the first $15,000,000. The maximum interest rate is 10% through June 1995 and 11% through June 1996 on the remaining amount of up to $30,000,000.

    Interest on the term loan and the revolving credit facility is payable quarterly. Beginning with the quarter ending December 31, 1995, principal of the term loan is payable quarterly until maturity (December 1999). The Amended Credit Agreement permits prepayment without penalty. The Amended Credit Agreement requires additional annual payments of principal of the term loan in April of each year equal to 75% of excess cash flow (as defined).

    Beginning with the quarter ending March 31, 1997, the amount available under the revolving credit facility is reduced to the date of maturity (December 1999) by $1,250,000 per quarter, increasing to $1,875,000 per quarter on March 31, 1998. Alliance is required to repay amounts outstanding under the revolving credit facility in excess of the calculated maximum commitment amount.

    The Amended Credit Agreement contains covenants which include, among others, limitations related to debt, distributions to partners and capital expenditures. In addition, the covenants stipulate certain financial ratios including, among others, cash flow, debt to cash flow, debt service, fixed charges, overhead and liquidity. Alliance was in compliance with these covenants at December 31, 1994.

    Scheduled maturities of the note payable to Chase, including giving effect to the scheduled reduction of the revolving credit facility, subsequent to December 31, 1994 are as follows:

                              YEAR ENDING
                             DECEMBER 31,
- -----------------------------------------------------------------------
    1995...............................................................   $ 2,000,000
    1996...............................................................     9,000,000
    1997...............................................................    12,500,000
    1998...............................................................    15,000,000
    1999...............................................................    21,500,000
                                                                          -----------
                                                                          $60,000,000
                                                                          -----------
                                                                          -----------

6. COMMITMENTS

    The Group leases office space and its transmitter towers under operating leases which expire from 1995 through 2004. The future minimum rental commitments required under these leases subsequent to December 31, 1994 are as follows:

             YEAR ENDING
            DECEMBER 31,                EQUIPMENT     OFFICES        TOWERS        TOTAL
- -------------------------------------   ---------    ----------    ----------    ----------
    1995.............................   $  43,000    $  297,000    $  812,000    $1,152,000
    1996.............................      29,000       305,000       856,000     1,190,000
    1997.............................      18,000       316,000       880,000     1,214,000
    1998.............................       7,000       268,000       803,000     1,078,000
    1999.............................       5,000       266,000       617,000       888,000
    Thereafter.......................      18,000     1,259,000     1,289,000     2,566,000
                                        ---------    ----------    ----------    ----------
                                        $ 120,000    $2,711,000    $5,257,000    $8,088,000
                                        ---------    ----------    ----------    ----------
                                        ---------    ----------    ----------    ----------

                          ALLIANCE BROADCASTING, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6. COMMITMENTS--(CONTINUED)
    Aggregate rent expense for the equipment, offices and towers was $304,000, $976,000, and $1,210,000 for the years ended December 31, 1992, 1993 and 1994, respectively.

    In addition to the above operating leases, the Group leases certain property and equipment under capital leases through 1999. The following are future minimum lease payments under the capital lease obligations at December 31, 1994:

                               YEAR ENDING
                               DECEMBER 31,
- --------------------------------------------------------------------------
    1995..................................................................   $145,000
    1996..................................................................    134,000
    1997..................................................................     96,000
    1998..................................................................     19,000
    1999..................................................................     11,000
                                                                             --------
                                                                              405,000
  Less--amounts representing interest.....................................    (82,000)
                                                                             --------
    Present value of minimum lease payments...............................    323,000
    Less--current portion.................................................    (93,000)
                                                                             --------
    Noncurrent portion....................................................   $230,000
                                                                             --------
                                                                             --------

7. PARTNERS' CAPITAL

    The partnership agreement, as amended, provides for the issuance of Class B limited partnership units to John Hayes and employees, directors or consultants. Payment of the capital contributions related to the issuance of the Class B limited partnership units are deferred (deferred contribution account) and are payable through the recontribution of available cash flow (as defined) otherwise distributable to the Class B limited partners. Upon the payment of the deferred contribution account, the Class B limited partnership units are automatically converted into an equal number of Class A limited partnership units. Through December 31, 1994, no distributions of available cash flow (as defined) have been made and no reductions have been made to the Class B limited partner deferred contribution account.

    The partnership agreement, as amended, requires the periodic issuance to John Hayes of Class B limited partnership units such that the aggregate number of Class B limited partnership units issued to him at a price of $1 per unit equals the lesser of 6% of the aggregate partnership units outstanding or 2,761,183 (provided that such percentage and amount is subject to adjustment as provided in the partnership agreement). At December 31, 1994, John Hayes had been issued 2,538,507 Class B limited partnership units with a deferred contribution account of $1 per unit.

    In January 1995, Alliance established the Class B Unit Award Program (Plan) under which a maximum aggregate number of Class B limited partnership units of 1,380,000 may be purchased by certain key employees of Alliance. In February and May 1995, 945,000 Class B limited partnership units were issued to key employees of Alliance with a deferred contribution account of $1.50 per unit. The Class B limited partnership units held by employees are subject to repurchase at the option of Alliance under certain conditions. The repurchase price is the fair market value of the Class B limited partnership units for vested units and $0.001 for non-vested units and for units repurchased upon

                          ALLIANCE BROADCASTING, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. PARTNERS' CAPITAL--(CONTINUED)
termination of the holders' employment for cause. For purposes of the repurchase option, vesting generally occurs over a three-year period from the date of issuance of the units.

    In connection with the Credit Agreement, Alliance issued Series A and Series B warrants to Chase which provided for the purchase of 3,451,479 (Series A) and 4,067,814 (Series B) Class C partnership units at an exercise price of $1 per unit for Series A warrants and $.000001 per unit for Series B warrants. The Series B warrants were exercisable only if an event of default, as defined, occurred prior to March 1995. In connection with the Amended Credit Agreement, the Series B warrants were cancelled and Series C warrants were issued to Chase and other syndicate banks. The Series C warrants provide for the purchase of 2,771,782 Class C partnership units at an exercise price of $1 per unit. The Series A and Series C warrants are exercisable at the option of the warrant holder until June 30, 2003. Management believes the warrants had a nominal value at issuance and no amounts have been recorded in these consolidated financial statements for these warrants. Voting rights of Class C limited partnership units are restricted to specific events as provided in the partnership agreement, as amended. The Class D limited partnership units are convertible to an equal number of Class A limited partnership units on or before December 31, 1995, as provided in the partnership agreement.

    As of December 31, 1994 the aggregate capital contributions and the percentage interests of each of the partners are as follows:

                                                                          CUMULATIVE      PERCENTAGE
                                                             UNITS       CONTRIBUTIONS     INTEREST
                                                           ----------    -------------    ----------
GENERAL PARTNER.........................................      490,000     $    484,000        1.0%
CLASS A LIMITED PARTNERS................................   39,346,000       39,346,000       80.0
CLASS B LIMITED PARTNER.................................    2,539,000         --              5.0
CLASS D LIMITED PARTNER.................................    6,550,000        6,550,000       14.0

    For purposes of allocating net income (loss) to the partners' capital accounts, profits and losses are generally allocated to the partners in proportion to their respective ownership interests. However, any allocation of losses that results in a deficit in the capital account of the Class B limited partners is reallocated to the general partner in an amount not to exceed the capital account of the general partner. Loss amounts of the Class B limited partners not allocated to the general partner as a result of this limitation are allocated pro rata based on partnership units to each Class A and Class D limited partner. The partnership agreement sets forth the priorities related to the distribution of available cash flow to the partners.